Jan P. Updegraff	November 16, 2006
CEO

PRESS RELEASE

November 16, 2006

(For Immediate Release)

CHEMUNG FINANCIAL BOARD AUTHORIZES SHARE REPURCHASE

Chemung Financial Corporation (OTCBB:CHMG) announced that its Board of Directors has authorized the repurchase of up to 180,000 shares, or approximately 5% of the Company's outstanding common stock. Purchases will be made from time to time on the open market or in privately negotiated transactions, and will be at the discretion of management. This program replaces a stock repurchase program that was approved in November 2004 by the Company's Board of Directors, and expires this month.

In making this announcement Jan P. Updegraff, CEO, stated:

We believe this decision is in the best interests of all shareholders. The recent market value of our shares in the area of $33 represents an excellent value and the shares are clearly an attractive investment of our surplus funds. This decision also expresses the very high confidence of our Board of Directors in the future of our company.

Chemung Financial Corporation is a financial holding company, headquartered in Elmira, NY, and the parent of Chemung Canal Trust Company.